Exhibit 99.1

Contact:	Monica Martines (216) 441-7346
Cherie Skoczen (216) 429-5194

For release Thursday, May 8, 2008

TFS Financial Corporation Announces Second Fiscal Quarter Ended March 31, 2008 Financial Results

(Cleveland, OH – May 8, 2008) – TFS Financial Corporation (NASDAQ: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, today announced results for the three and six month periods ended March 31, 2008.

The Company reported net income of $14.8 million for the three months ended March 31, 2008, compared to net income of $12.0 million for the three months ended March 31, 2007. Net income of $33.6 million was reported for the six months ended March 31, 2008, compared to net income of $27.8 million for the six months ended March 31, 2007.

Net interest income increased by $9.2 million, or 21.1%, to $53.1 million for the three months ended March 31, 2008 from $43.8 million for the three months ended March 31, 2007. The increase primarily resulted from reinvestment of the proceeds from its public stock offering. Nevertheless, the Company experienced a further compression of its interest rate spread, which decreased 30 basis points to 1.33% for the three months ended March 31, 2008 from 1.63% for the three months ended March 31, 2007. Net interest margin increased four basis points to 2.10% for the three months ended March 31, 2008 from 2.06% for the three months ended March 31, 2007. Net interest income increased by $17.6 million, or 19.9%, to $106.0 million for the six months ended March 31, 2008 from $88.4 million for the six months ended March 31, 2007.

The Company’s provision for loan losses was $4.5 million for the three months ended March 31, 2008 and $2.3 million for the three months ended March 31, 2007. The provisions exceeded net chargeoffs of $2.5 million and $658 thousand for the three months ended March 31, 2008 and 2007, respectively. The Company’s provision for loan losses was $7.5 million for the six months ended March 31, 2008 and $4.3 million for the six months ended March 31, 2007. The provisions exceeded net chargeoffs of $4.5 million and $2.1 million for the six months ended March 31, 2008 and 2007, respectively. The allowance for loan losses was $28.1 million, or 0.33% of total loans receivable at March 31, 2008, compared to $25.1 million, or 0.31% of total loans receivable, at September 30, 2007. The allowance for loan losses was increased to address the potential risk from an increase in non-performing loans. Nonperforming loans increased by $22.9 million to $136.4 million, or 1.59% of total loans, at March 31, 2008 from $113.5 million, or 1.39% of total loans, at September 30, 2007. Of the $22.9 million increase in nonperforming loans for the six months ended March 31, 2008, $13.2 million occurred in the home equity loans and lines of credit portfolio and $8.6 million occurred in the residential, non-Home Today portfolio. Non-performing loans in the Home Today program increased slightly by $123 thousand to $55.8 million for the six months ended March 31, 2008. As of March 31, 2008, there were $307.4 million of loans outstanding that were originated through the Home Today program, compared to $304.0 million, at September 30, 2007. As of March 31, 2008, the home equity loans and lines of credit portfolio was $2.1 billion, compared to $1.9 billion, at September 30 2007.

Non-interest expense increased $3.7 million, to $70.1 million for the six months ended March 31, 2008 from $66.5 million for the six months ended March 31, 2007. This increase was primarily a result of an increase of $1.4 million in disposition costs and losses associated with real estate owned parcels and an increase of $759 thousand for the professional expenses related to being a public company.

Total assets increased by $182.8 million to $10.5 billion at March 31, 2008 from $10.3 billion at September 30, 2007. The growth in assets was funded principally by a $117.2 million increase in deposits, and to a lesser extent by increased principal, interest and related escrow on loans serviced as well as additional retained earnings.

Deposits increased $117.2 million, or 1.4%, to $8.3 billion at March 31, 2008 from $8.1 billion at September 30, 2007. The increase in deposits resulted from a $388 million increase in high-yield savings accounts, which was offset by a $166 million decrease in high-yield checking accounts, a $93 million decrease in certificate of deposits, combined with modest declines in other deposit products (other savings accounts and other NOW accounts) for the six month period ending March 31, 2008.

The $36.5 million increase in principal, interest, and related escrow owed on loans serviced, to $114.4 million at March 31, 2008 from $77.9 million at September 30, 2007 is related to the timing of when payments have been collected from borrowers for loans serviced for other investors and when those funds are remitted to the investors.

Shareholders’ equity increased $34 million, to $2.02 billion at March 31, 2008 from $1.99 billion at September 30, 2007. This reflects $34 million net income during the six-month period reduced by $4.8 million in dividends paid on shares of common stock (other than Third Federal Savings, MHC and unallocated ESOP shares) in the current quarter. The remainder reflects adjustments related to the allocation of shares of common stock related to the ESOP.

Forward Looking Statements

This press release contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans and prospects and growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

•	significantly increased competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	adverse changes in the securities markets;

•	adverse changes and volatility in credit markets;

•	legislative or regulatory changes that adversely affect our business;

•	our ability to enter new markets successfully and take advantage of growth opportunities, and the possible short-term dilutive effect of potential acquisitions or de novo branches, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board;

•	inability of third-party providers to perform their obligations to us; and

•	changes in our organization, compensation and benefit plans.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

(In thousands, except share data)

	March 31, 2008	September 30, 2007
ASSETS
Cash and due from banks	$49,210	$45,666
Federal funds sold	420,000	598,400
Other interest-bearing cash equivalents	53,354	185,649

Cash and cash equivalents	522,564	829,715

Investment securities:
Available for sale (amortized cost $53,922 and $57,025, respectively)	54,382	56,681
Held to maturity (fair value $923,172 and $825,342, respectively)	919,202	823,815

Investment securities	973,584	880,496

Mortgage loans held for sale, at lower of cost or market	99,745	107,962
Loans held for investment, net:
Mortgage loans	8,510,875	8,103,300
Other loans	10,939	14,692
Deferred loan fees, net	(16,437)	(19,174)
Allowance for loan losses	(28,126)	(25,111)

Loans held for investment, net	8,477,251	8,073,707

Mortgage loan servicing assets, net	41,687	41,064
Federal Home Loan Bank stock, at cost	34,678	34,231
Real estate owned	12,031	9,903
Premises, equipment, and software, net	69,152	69,669
Accrued interest receivable	45,566	48,364
Bank owned life insurance contracts	147,754	144,498
Other assets	36,815	38,420

TOTAL ASSETS	$10,460,827	$10,278,029

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$8,258,458	$8,141,215
Borrowers’ advances for insurance and taxes	38,640	40,481
Principal, interest, and related escrow owed on loans serviced	114,358	77,908
Accrued expenses and other liabilities	28,907	32,224

Total liabilities	8,440,363	8,291,828

Commitments and contingent liabilities
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 332,318,750 shares issued and outstanding	3,323	3,323
Paid-in capital	1,669,085	1,668,215
Unallocated ESOP shares	(96,718)	(100,597)
Retained earnings—substantially restricted	450,373	421,503
Accumulated other comprehensive loss	(5,599)	(6,243)

Total shareholders' equity	2,020,464	1,986,201

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$10,460,827	$10,278,029

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2008	2007	2008	2007
INTEREST AND DIVIDEND INCOME:
Loans, including fees	$121,101	$115,132	$245,068	$231,565
Investment securities available for sale	502	661	1,060	1,360
Investment securities held to maturity	11,329	3,868	22,965	5,388
Federal funds sold	4,980	5,688	13,226	11,528
Other interest earning assets	980	1,171	2,241	2,412

Total interest income	138,892	126,520	284,560	252,253

INTEREST EXPENSE:
Deposits	85,832	82,394	178,528	163,186
Federal Home Loan Bank advances	—	308	—	623

Total interest expense	85,832	82,702	178,528	163,809

NET INTEREST INCOME	53,060	43,818	106,032	88,444
PROVISION FOR LOAN LOSSES	4,500	2,250	7,500	4,250

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	48,560	41,568	98,532	84,194

NON-INTEREST INCOME
Fees and service charges	6,049	6,190	12,382	12,359
Net gain (loss) on the sale of loans	1,255	446	2,454	(365)
Increase in and death benefits from bank owned life insurance contracts	1,605	1,560	3,262	3,125
Net income on private equity investments	87	627	2,015	3,231
Other	1,824	2,275	3,640	5,169

Total non-interest income	10,820	11,098	23,753	23,519

NON-INTEREST EXPENSE:
Salaries and employee benefits	18,136	18,990	36,491	36,319
Marketing services	3,528	3,352	7,053	6,702
Office property, equipment, and software	4,440	4,873	8,959	9,375
Federal insurance premium	663	585	1,294	1,158
State franchise tax	1,663	830	2,370	1,814
Other operating expenses	7,586	6,306	13,952	11,090

Total non-interest expense	36,016	34,936	70,119	66,458

INCOME BEFORE INCOME TAXES	23,364	17,730	52,166	41,255
INCOME TAX EXPENSE	8,541	5,743	18,527	13,437

NET INCOME	$14,823	$11,987	$33,639	$27,818

Earnings per share - basic and fully diluted	$0.05	$0.05	$0.10	$0.12
Weighted average shares outstanding—basic and fully diluted	322,542,871	227,119,132	322,433,686	227,119,132

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Three Months Ended March 31, 2008				Three Months Ended March 31, 2007
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)
Interest-earning assets:
Federal funds sold	$605,971	$4,980		3.29%	$433,365	$5,688		5.25%
Other interest-bearing cash equivalents	53,660	532		3.97%	17,007	214		5.03%
Investment securities	45,294	385		3.40%	49,809	474		3.81%
Mortgage-backed securities	908,143	11,447		5.04%	314,921	4,055		5.15%
Loans	8,448,980	121,101		5.73%	7,638,845	115,132		6.03%
Federal Home Loan Bank stock	34,236	447		5.22%	67,564	957		5.67%

Total interest-earning assets	10,096,284	138,892		5.50%	8,521,511	126,520		5.94%

Non-interest-earning assets	345,551				380,876

Total assets	$10,441,835				$8,902,387

Interest-bearing liabilities:
NOW accounts	$1,303,663	8,256		2.53%	$1,724,044	17,527		4.07%
Savings accounts	1,268,503	10,322		3.25%	432,869	1,263		1.17%
Certificates of deposit	5,660,668	67,254		4.75%	5,490,111	63,604		4.63%
FHLB advances	—	—		—	25,103	308		4.91%

Total interest-bearing liabilities	8,232,834	85,832		4.17%	7,672,127	82,702		4.31%

Non-interest-bearing liabilities	183,432				195,432

Total liabilities	8,416,266				7,867,559
Shareholders' equity	2,025,569				1,034,828

Total liabilities and shareholders' equity	$10,441,835				$8,902,387

Net interest income		$53,060				$43,818

Interest rate spread (b)				1.33%				1.63%

Net interest-earning assets (c)	$1,863,450				$849,384

Net interest margin (d)		2.10	% (a)			2.06	% (a)

Average interest-earning assets to average interest-bearing liabilities	122.63%				111.07%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Six Months Ended March 31, 2008				Six Months Ended March 31, 2007
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)
Interest-earning assets:
Federal funds sold	$657,703	$13,226		4.02%	$439,910	$11,528		5.24%
Other interest-bearing cash equivalents	53,311	1,190		4.46%	13,874	349		5.03%
Investment securities	52,965	984		3.72%	47,513	905		3.81%
Mortgage-backed securities	881,416	23,041		5.23%	227,053	5,843		5.15%
Loans	8,385,593	245,068		5.84%	7,671,726	231,565		6.04%
Federal Home Loan Bank stock	34,233	1,051		6.14%	70,437	2,063		5.86%

Total interest-earning assets	10,065,221	284,560		5.65%	8,470,513	252,253		5.96%

Non-interest-earning assets	350,938				322,676

Total assets	$10,416,159				$8,793,189

Interest-bearing liabilities:
NOW accounts	$1,352,485	19,873		2.94%	$1,684,298	34,477		4.09%
Savings accounts	1,181,751	21,209		3.59%	380,480	2,029		1.07%
Certificates of deposit	5,672,103	137,446		4.85%	5,492,409	126,680		4.61%
FHLB advances	—	—		0.00%	25,103	623		0.00%

Total interest-bearing liabilities	8,206,339	178,528		4.35%	7,582,290	163,809		4.32%

Non-interest-bearing liabilities	193,323				183,521

Total liabilities	8,399,662				7,765,811
Shareholders' equity	2,016,497				1,027,378

Total liabilities and shareholders' equity	$10,416,159				$8,793,189

Net interest income		$106,032				$88,444

Interest rate spread (b)				1.30%				1.64%

Net interest-earning assets (c)	$1,858,882				$888,223

Net interest margin (d)		2.11	% (a)			2.09	% (a)

Average interest-earning assets to average interest-bearing liabilities	122.65%				111.71%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.